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                      Consent of Independent Accountants


                                                                  EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 1999 relating to the financial statements, which appears on page F-29 of the 1998 Annual Report to Shareholders of Popular, Inc., which is incorporated by reference in Popular, Inc.'s Annual Report on Form 10K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP
San Juan, Puerto Rico
August 3, 1999